Exhibit 99.1

For Immediate Release

DIGITAL ALLY TO INTRODUCE NEW PRODUCTS AT
 115TH ANNUAL INTERNATIONAL CHIEFS OF POLICE CONFERENCE NOVEMBER 8-12, 2008

OVERLAND PARK, Kansas (October 30, 2008) – Digital Ally, Inc. (Nasdaq: DGLY), which develops, manufactures and markets advanced video surveillance products for law enforcement, homeland security and commercial security applications, today announced that the Company will introduce a number of new products and product features at the 115th Annual International Association of Chiefs of Police Conference and Exposition, which will be held November 9-11, 2008 at the San Diego Convention Center in San Diego, California.  The Company will be exhibiting at Booth #737.

Among the new advanced digital video technology products to be unveiled at the IACP Conference are the following:

DVM-500 Plus Digital In-Car Video System Integrated Into A Rear View Mirror

The DVM-500 Plus is an upgrade to the DVM-500 In-Car Video System Integrated into A Rear View Mirror.  It includes a new ultra bright, sunlight-readable 3.5-inch Color TFT Monitor that allows easy viewing in all conditions, a new electronic locking door with key code access, and a new internal backup battery that provides up to 30 minutes of continuous operation in case of unexpected power loss.

DVM-750 Digital In-Car Video System Integrated Into A Rear View Mirror with High Resolution and Simultaneous Recording Capabilities

The DVM-750 is an upgrade to the DVM-500 Plus In-Car Video System Integrated Into A Rear View Mirror with the same new features plus the following significant upgrades and enhancements: the ability to connect up to three cameras and record from two cameras plus three audio channels simultaneously; full D1 (720 X 480) recording resolution utilizing the latest h.264 codec to provide the best quality and ensure every detail is recorded; and a new Advanced Wireless Microphone.

VoiceVault ™ Advanced Wireless Microphone

The new VoiceVault ™ Advanced Wireless Microphone will include several industry-first features, such as On-Board Memory that can record audio evidence even when the officer is beyond the range of the in-car recording device. This ensures that the audio is always recorded wherever the officer goes and is not limited by range from the vehicle or interference from buildings and other structures.  It has a transmission range of up to one mile, and bi-directional communication will allow officers to communicate with each other or listen to suspects inside the vehicle.  Other features include GPS with “mark” feature, a memo function to record audible notes, full digital audio transmission, true frequency hopping technology, embedded date/time and GPS coordinates, vibrating covert signals and button press confirmation, and an emergency call feature that will send a “help” message and GPS coordinates back to the vehicle if an officer is in trouble. The wireless microphone is also adaptable to frequencies that are used in other countries and has a USB port for uploading files and updating software as new features become available.

 FirstVu™ Professional Wearable Digital Video/Audio Recording System

FirstVu™ is a compact, solid state professional wearable digital audio and video recorder that can be attached to a law enforcement officer’s uniform and is designed to capture evidence of criminal activity on a “real-time” basis.  It has many of the features of the DVM series of In-Car Video Systems, without being “tethered” to the police cruiser or other vehicle.  Key features include easy-to-use four-button operation with vibrating notifications, infrared illumination for operation at night or in low-light conditions, a lithium polymer battery for up to five hours of continuous operation, pre-event recording capabilities, high-resolution video (720x480) that records to reliable solid state memory, an integrated GPS with “mark” feature to record precise locations, and both LED and covert modes of activation.

“We believe the new products to be introduced at this year’s IACP Conference will significantly expand the ‘addressable market’ that Digital Ally can target in 2009 and future years,” commented Stanton E. Ross, Chief Executive Officer of Digital Ally, Inc.  “The DVM-500 Plus and DVM-750 include features that have been requested by many of our customers, and their introduction will allow Digital Ally to offer a highly robust line of in-car video rear view mirror systems that can accommodate the needs of virtually every law enforcement agency that relies upon vehicular access to criminal activity events.  The FirstVu ™allows law enforcement personnel to document criminal activities and the discovery of criminal evidence irrespective of the officer’s location relative to the police cruiser or other vehicle.  This greatly expands the variety of situations that can utilize the high-resolution video and audio capabilities of our advanced digital video technology.”

In addition to the new law enforcement products to be introduced at the IACP Conference, Digital Ally will enter other new markets during 2009 with its previously announced DVM-250 Pro Event Recorder.  A video event recorder with a rear view mirror form factor, the DVM-250 Pro has two cameras – one pointing forward and the other pointing back inside the vehicle.  It also includes an internal microphone for collecting audio that can be heard from inside the vehicle.  The purpose of the DVM-250 Pro is to record both audio and video of the circumstances surrounding an “event” that occurs while occupying or operating a motor vehicle.  It can also record events that occur when the vehicle is unattended.  An event recording can be triggered manually by pushing a record button mounted on the unit, by a covert foot switch, or automatically through various sensors or conditions (e.g., sudden acceleration or deceleration in the speed of the vehicle).  The DVM-250 Pro Event Recorder has been developed by Digital Ally for the transportation and fleet operator markets, including school buses, taxi cabs, limousines, motor coaches, utility vehicles, package delivery trucks, telecommunication vehicles, and even consumer vehicles.

About Digital Ally, Inc.

Digital Ally, Inc. develops, manufactures and markets advanced technology products for law enforcement, homeland security and commercial security applications. The Company’s primary focus is Digital Video Imaging and Storage.  For additional information, visit www.digitalallyinc.com

The Company is headquartered in Overland Park, Kansas, and its shares are traded on The Nasdaq Capital Market under the symbol “DGLY”.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934.  These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this press release. A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following: the Company’s ability to produce and market the new products described and have its new product offerings perform as planned or advertised; its ability to continue to increase revenue and profits as forecast; its ability to continue to expand its share of the in-car video market in the domestic and international law enforcement communities; whether there will be a commercial market, domestically and internationally, for one or more of such new products; its ability to commercialize its products and production processes, including increasing its production capabilities to satisfy orders in a cost-effective manner; whether the Company will be able to adapt its technology to new and different uses, including being able to introduce new products; competition from larger, more established companies with far greater economic and human resources; its ability to attract and retain customers and quality employees; its ability to obtain patent protection on any of its products and, if obtained, to defend such intellectual property rights; the effect of changing economic conditions; and changes in government regulations, tax rates and similar matters. These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained in its annual report on Form 10-KSB for the year ended December 31, 2007 and Form 10-Q for the nine months ended September 30, 2008 filed with the Securities and Exchange Commission.

For Additional Information, Please Contact:

Stanton E. Ross, CEO at (913) 814-7774
or
RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com